                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Tufco Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                            TUFCO TECHNOLOGIES, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 16, 1999

                             ---------------------

To Our Stockholders:

     You are invited to attend the annual meeting of stockholders of Tufco Technologies, Inc. to be held at the Doral Resort, Miami, Florida 33178 on Tuesday, March 16, 1999, at 8:00 a.m., local time for the following purposes:

        PROPOSAL 1.  To elect seven directors to serve for a one-year term and until their successors are elected and qualified.

        PROPOSAL 2.  To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 1999.

        PROPOSAL 3.  To transact such other business as may properly come before the annual meeting or any adjournments thereof.

     The record date for the annual meeting is February 1, 1999. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting.

     The Board of Directors hopes that you will find it convenient to attend the annual meeting in person, but whether or not you plan to attend, please complete, sign, date and return the enclosed Proxy to ensure that your shares of common stock are represented at the annual meeting. Returning your Proxy does not deprive you of the right to attend the annual meeting and vote your shares in person.

                                                       Gregory L. Wilemon,
                                                       Secretary

February 8, 1999

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TUESDAY, MARCH 16, 1999

                             ---------------------

Tufco Technologies, Inc.
4800 Simonton Road
Dallas, Texas 75244

     The Board of Directors is soliciting proxies to be used at the 1999 annual meeting of stockholders to be held at the Doral Resort, Miami, Florida 33178 on Tuesday, March 16, 1999, at 8:00 a.m., local time. This Proxy Statement, accompanying Proxy and Annual Report to Stockholders for the fiscal year ended September 30, 1998 are first being mailed to stockholders on or about February 8, 1999. Although the Annual Report is being mailed to stockholders with this Proxy Statement, it does not constitute part of this Proxy Statement.

WHO CAN VOTE

     Only stockholders of record as of the close of business on February 1, 1999 are entitled to notice of and to vote at the annual meeting. As of February 1, 1999, Tufco had outstanding 3,786,223 shares of common stock, the only outstanding class of stock entitled to vote. Each stockholder of record on the record date is entitled to one vote for each share of common stock held.

HOW YOU CAN VOTE

     Shares of common stock cannot be voted at the annual meeting unless the holder of record is present in person or by proxy. All stockholders are urged to complete, sign, date and promptly return the Proxy in the enclosed postage-paid envelope after reviewing the information contained in this Proxy Statement and in the Annual Report. Valid Proxies will be voted at the annual meeting and at any postponements or adjournments thereof as you direct in the Proxy. If no direction is given and the Proxy is validly executed, the Proxy will be voted FOR the election of the nominees for the Board of Directors set forth in this Proxy Statement and FOR the ratification of the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 1999. The persons authorized under the Proxies will vote upon such other business as may properly come before the annual meeting in accordance with their best judgment.

REVOCATION OF PROXIES

     You may revoke your Proxy at any time prior to the start of the annual meeting in three ways:

          (1) by delivering a written notice of revocation to the Secretary of Tufco;

          (2) by submitting a duly executed Proxy bearing a later date; or

          (3) by attending the annual meeting and expressing the desire to vote your shares in person.

QUORUM

     A majority of the outstanding shares of common stock on February 1, 1999 (1,893,112 shares), represented in person or by proxy, shall constitute a quorum for the transaction of business at the annual meeting. However, if a quorum is not present, the stockholders present at the meeting have the power to adjourn the meeting until a quorum is present. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Broker non-votes (i.e., a nominee holding shares of common stock for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will not be included in the determination of the number of shares present at the annual meeting for quorum purposes.

     YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH TUFCO'S TRANSFER AGENT (STOCKTRANS, INC.) IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     Tufco's Bylaws provide that the Board of Directors will consist of one to twelve directors, as determined from time to time by resolution of the Board. The Board of Directors has set the number of directors at seven, all of whom are to be elected at the annual meeting. Each director will serve until the 2000 annual meeting and until his successor has been elected and qualified or until the director's earlier death, resignation or removal. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

     We have no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee, the persons named in the accompanying Proxy will vote for the substitute nominee designated by the Board of Directors, unless a contrary instruction is given in the Proxy.

     Each stockholder is entitled to cast one vote for each share of common stock held on February 1, 1999. The majority vote of the shares represented in person or by proxy at the annual meeting is required to elect each director. Votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

NOMINEES

     The persons nominated to be directors are listed below. All of the nominees listed below are currently directors and have been since 1992, except Mr. LeCalsey, who became a director in September 1996.

     During fiscal year 1998, the Board of Directors held four meetings. No director attended less than 75% of the meetings held by the Board of Directors and the committees on which he served.

     The following information as of February 2, 1999 is submitted concerning the nominees named for election as directors:

NAME                                    AGE            POSITION WITH TUFCO
----                                    ---            -------------------
Robert J. Simon(1)(2)(3)..............  40    Chairman of the Board of Directors
Samuel J. Bero(1)(3)..................  63    Director
C. Hamilton Davison, Jr...............  39    Director
Patrick J. Garland(1)(3)..............  67    Director
Louis LeCalsey III....................  59    Director, President and Chief
                                              Executive Officer
Edward A. Leinss(2)...................  57    Director
William J. Malooly(2).................  56    Director

---------------

(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

     Robert J. Simon -- Mr. Simon has been Chairman of the Board of Directors of Tufco since February 1992. Mr. Simon has been a Senior Managing Director of Bradford Ventures Ltd., a private investment firm, since 1992 (and an officer since 1984) and a General Partner of Bradford Associates since 1989. Mr. Simon is Chairman of the Board of Holopak Technologies, Inc. a public company. Mr. Simon is either Chairman of the Board or a director of Ampco Metal, Inc., Overseas Private Investors Ltd., Overseas Equity Investors Ltd., Pamarco Technologies, Inc., Paramount Cards Inc., FoodServ Equipment & Supply Inc., Overseas Callander Fund and several other privately held companies.

     Samuel J. Bero -- Mr. Bero had been President and Chief Executive Officer of Tufco from November 1993 until he retired in July 1995, Executive Vice President since November 1992, and General Manager of Tufco Industries, Inc. (the "Predecessor") since 1974, when he co-founded the Predecessor with Mr. Garland and two other individuals. Mr. Bero has been a director of Tufco since it was founded in 1992 and has over 34 years of experience in the converting industry.

     C. Hamilton Davison, Jr. -- Mr. Davison has been a director of Tufco since it was founded in 1992. Mr. Davison has been an executive officer and director of Paramount Cards Inc. since 1988, serving as its President from 1988 through 1996, and as President and Chief Executive Officer from 1996 to the present. Mr. Davison served as the 1996 president of the greeting card industry trade association and continues to serve as a director and a member of its executive committee. Mr. Davison is also a director of Valley Resources, Inc. and FoodServ Equipment & Supply Inc.

     Patrick J. Garland -- Mr. Garland has been a director of Tufco since it was founded in 1992. Mr. Garland was the President of Tufco from 1974, when he co-founded the Predecessor with Mr. Bero and two other individuals, until November 1993. Mr. Garland retired from Tufco in February 1994 when his employment agreement expired. He continues to serve as a director of Tufco and has over 34 years of experience in the converting industry.

     Louis LeCalsey III -- Mr. LeCalsey has been a director, President and Chief Executive Officer of Tufco since September 19, 1996. He served as President of the Predecessor from April 1996 through September 18, 1996, and as Vice President of Worldwide Logistics for Scott Paper Co. from 1992 through March 1996.

     Edward A. Leinss -- Mr. Leinss has been a director of Tufco since it was founded in 1992. Mr. Leinss has been President and Chief Executive Officer of Ahlstrom Filtration, Inc., a manufacturer of filtration media, since 1989 and of its predecessor, Filtration Sciences, Inc., from 1981 to 1989.

     William J. Malooly -- Mr. Malooly has been a director of Tufco since it was founded in 1992. Mr. Malooly has been the Chairman of Bank One, Green Bay since 1977.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF DIRECTORS AS SET FORTH IN PROPOSAL ONE.

                      COMMITTEES OF THE BOARD OF DIRECTORS
EXECUTIVE COMMITTEE

Functions:                     Serves in the event action must be taken by the Board of
                               Directors at a time when convening a meeting of the entire
                               Board of Directors is not feasible.

                               May exercise all of the authority of the Board of Directors in the business and affairs of Tufco with certain
                               exceptions.

Members:                       Samuel J. Bero
                               Robert J. Simon
                               Patrick J. Garland

Number of Meetings in 1998:    None.

AUDIT COMMITTEE

Functions:                     Reviews proposals of Tufco's independent auditors regarding annual audits.

                               Recommends the engagement or discharge of the auditors.

                               Reviews recommendations of the auditors concerning
                               accounting principles and the adequacy of internal controls and accounting procedures and practices.

                               Reviews the scope of the annual audit.

                               Approves or disapproves each professional service or type of service other than standard auditing services to be provided by the auditors.

                               Reviews and discusses the audited financial statements with the auditors.

Members:                       Robert J. Simon
                               Edward A. Leinss
                               William J. Malooly

Number of Meetings in 1998:    One.

COMPENSATION COMMITTEE

Functions:                     Reviews annual salaries and bonuses and determines the
                               recipients of, and time of granting of, stock options.
                               Determines the exercise price of each option and the number of shares to be issued upon the exercise of each stock
                               option.

Members:                       Samuel J. Bero
                               Robert J. Simon
                               Patrick J. Garland

Number of Meetings in 1998:    One.

                             DIRECTOR COMPENSATION

     Directors of Tufco who are not employees of Tufco receive:

        - an annual fee of $6,000,

        - a payment of $1,000 for each Board meeting attended, and

        - a payment of $1,000 for each committee meeting attended.

In addition, upon election or reelection to the Board of Directors at the annual meeting, each non-employee director receives an option to acquire 2,000 shares of common stock under Tufco's 1993 Non-Employee Director Stock Option Plan. The stock options are exercisable immediately at an exercise price equal to the fair market value of the common stock on the date of the annual meeting.

                                   MANAGEMENT

EXECUTIVE OFFICERS

NAME                                        AGE   TITLE
----                                        ---   -----
Louis LeCalsey III........................  59    Director, President and Chief Executive
                                                  Officer
Gregory L. Wilemon........................  38    Chief Financial Officer, Chief Operating
                                                  Officer, Secretary and Treasurer

     Louis LeCalsey III -- Set forth under "Proposal One -- Election of Directors."

     Gregory L. Wilemon -- Mr. Wilemon has been Chief Financial Officer since September 18, 1995 and was appointed Secretary/Treasurer by the Board of Directors effective November 12, 1995 and Chief Operating Officer in September 1996. Mr. Wilemon had been Chief Operating Officer at Executive Roll Manufacturing from 1991 until May 1993. From 1993 until he rejoined Tufco, Mr. Wilemon was Vice President of Finance at Great North American Companies. Prior to his earlier tenure with Tufco, Mr. Wilemon was a Senior Business Planner with PepsiCo from 1987 to 1991.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table summarizes the compensation paid by Tufco for each of the fiscal years ended September 30, 1998, 1997 and 1996 to the Chief Executive Officer and the other most highly compensated executive officers who received a total annual salary and bonus in excess of $100,000 in fiscal year 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                           ANNUAL COMPENSATION                    SECURITIES        ALL
                                           --------------------   OTHER ANNUAL    UNDERLYING       OTHER
NAME AND PRINCIPAL POSITION  FISCAL YEAR    SALARY      BONUS     COMPENSATION     OPTIONS      COMPENSATION
---------------------------  -----------   ---------   --------   ------------   ------------   ------------
Louis LeCalsey III(1).....      1998       $215,000    $    --         --           30,000             --
  Director, President and       1997        200,000     95,000         --           50,000        $78,621(2)
  Chief Executive Officer       1996         94,627     21,700         --            9,569             --
Gregory L. Wilemon(3).....      1998        161,250         --         --           13,500             --
  Chief Financial Officer,      1997        150,000     71,251         --           10,000             --
  Chief Operating Officer,      1996        125,000     48,750         --           17,908             --
  Secretary and Treasurer

---------------

(1) Mr. LeCalsey became a Director, President and Chief Executive Officer effective October 1, 1997. Information regarding Mr. LeCalsey's employment agreement with Tufco is provided under "Employment Agreements." Mr. LeCalsey served as President of the Predecessor from April 1996 until he assumed his current position with Tufco.

(2) Represents reimbursed moving costs.

(3) Mr. Wilemon became Chief Financial Officer on September 18, 1995. See "Employment Agreements."

EMPLOYMENT AGREEMENTS

     Mr. LeCalsey entered into an employment agreement with Tufco effective September 19, 1996, under which Mr. LeCalsey serves as the President and Chief Executive Officer for an initial term of three years with successive one-year renewal terms. If Tufco terminates Mr. LeCalsey's employment for cause, or as a result of his death or disability, Tufco's obligation to compensate him immediately terminates. If Mr. LeCalsey is terminated without cause, Tufco is obligated to compensate him for the remaining term of the agreement or for a period of one year, whichever is greater. The employment agreement prohibits Mr. LeCalsey from competing with Tufco while employed by Tufco (or while receiving severance pay from Tufco) and for one year after termination of his employment with Tufco. Mr. LeCalsey's employment agreement provides for an initial annual base salary of $200,000, an annual bonus and various fringe benefits. Mr. LeCalsey's bonus is based upon a budget for pre-tax income determined by the Board of Directors.

     Mr. Wilemon entered into an employment agreement with Tufco effective October 1, 1996, under which Mr. Wilemon served as Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer for an initial term of two years. The agreement provides for successive one-year renewal terms. On October 1, 1998, the Tufco Board renewed his employment agreement for one year. If Tufco terminates Mr. Wilemon's employment for cause, or as a result of his death or disability, Tufco's obligation to compensate him immediately terminates. If Mr. Wilemon is terminated without cause, Tufco will be obligated to compensate him for the remaining term of the agreement or for a period of one year, whichever is greater. The employment agreement prohibits Mr. Wilemon from competing with Tufco while employed by Tufco (or while receiving severance pay from Tufco) and for one year thereafter. Mr. Wilemon's employment agreement provides for an initial annual base salary of $150,000, an annual bonus and various fringe benefits. Mr. Wilemon's bonus is based upon a budget for pre-tax income determined by the Board of Directors.

                                 OPTION TABLES

OPTION GRANTS

     The following table sets forth the stock option grants made in fiscal year 1998 to each of Tufco's executive officers described above in the "Summary Compensation Table." The following table also sets forth the hypothetical gains that would exist for the options at the end of their five-year terms after vesting, assuming compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of Tufco's common stock. All option exercise prices are based on market price on the grant date.

                         FISCAL YEAR 1998 OPTION GRANTS

                                                                                      POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                            ------------------------------------------------------   ANNUAL RATES OF STOCK
                            NUMBER OF                                                PRICE APPRECIATION AT
                              SHARES        % OF TOTAL                                  END OF FIVE YEAR
                            UNDERLYING   OPTIONS GRANTED    EXERCISE                     OPTION TERM(1)
                             OPTIONS     TO EMPLOYEES IN    PRICE PER   EXPIRATION   ----------------------
           NAME             GRANTED(2)   FISCAL YEAR 1998     SHARE        DATE         5%          10%
           ----             ----------   ----------------   ---------   ----------   ---------   ----------
Louis LeCalsey III........    30,000            43%           $9.50     10/1/2003     $78,740     $173,995
Gregory L. Wilemon........    13,500            19%            9.50     10/1/2003     $35,433     $ 78,298

---------------

(1) "Potential Realizable Value" is disclosed in response to Securities and Exchange Commission rules, which require such disclosure for illustrative purposes only, and is based on the difference between the potential market value of shares issuable (based upon assumed appreciation rates) upon exercise of such options and the exercise price of such options. The values disclosed are not intended to be, and should not be interpreted as, representations or projections of future value of Tufco's stock or of the stock price.

(2) Stock option grants vest in equal increments on each of the first three anniversaries of their date of grant.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the value of the unexercised options as of September 30, 1998 held by the executive officers. No options were exercised in fiscal year 1998 by any of the executive officers.

               AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1998 AND
                       FISCAL 1998 YEAR-END OPTION VALUES

                                                     NUMBER OF SHARES
                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL 1998        IN-THE-MONEY OPTIONS AT
                                                         YEAR-END               FISCAL 1998 YEAR-END(1)
                                                ---------------------------   ---------------------------
                     NAME                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                     ----                       -----------   -------------   -----------   -------------
Louis LeCalsey III............................    49,712         39,857              --           --
Gregory L. Wilemon............................    27,685         13,723         $33,512         $833

---------------

(1) The fair market value on September 30, 1998 of the common stock underlying the options was $7.00 per share.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     Tufco's executive compensation is supervised by the compensation committee of the Tufco Board. The functions of the compensation committee are to review general compensation policies and to review recommendations made regarding the salaries of executive officers. Tufco seeks to provide executive compensation that will support the achievement of Tufco's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the compensation committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

     In general, Tufco compensates its executive officers through base salary, but may also consider cash bonuses and long-term incentive compensation. In addition, executive officers participate in benefit plans that are generally available to Tufco's employees.

     The compensation committee's compensation policies for executive officers follow Tufco's compensation policy for all employees. This policy emphasizes the principle that compensation should be commensurate with performance of the individual and Tufco. With regard to the Chief Executive Officer, the compensation committee considers a broad array of factors in establishing his base salary and bonus, including the salary and bonus payments for Chief Executive Officers at companies in similar businesses. For fiscal year 1998, Tufco's Chief Executive Officer had an employment agreement with Tufco that provided for a minimum base salary of $200,000.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction that may be claimed by a public company for total compensation in excess of $1 million paid to the chief executive officer or to any of the other four most highly compensated officers except to the extent that any compensation in excess of $1 million is paid pursuant to a performance-based plan. This provision became effective January 1, 1994 with respect to Tufco. After considering the application of Section 162(m) to its compensation policies, the committee has determined that the provisions of Section 162(m) would not affect the compensation of any of the officers named above. To the extent that this might not continue to be the case, the committee would consider any changes necessary to conform to the provisions of Section 162(m).

     The compensation committee determined the salary for Tufco's Chief Executive Officer for fiscal year 1998 based on the foregoing factors.

                                            Respectfully submitted,
                                            Compensation Committee:
                                              Samuel J. Bero
                                              Patrick J. Garland
                                              Robert J. Simon

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Bero and Mr. Simon serve on Tufco's compensation committee. Mr. Bero was an officer of Tufco from November 1993 until his retirement in June 1995 and Mr. Simon currently is a general partner of Bradford Associates.

     Tufco leases one of its facilities from a partnership in which Samuel J. Bero and Patrick J. Garland are partners with two others. The lease has a five-year term that expires on February 28, 2001. Tufco has options to renew the lease for an additional three-year term at a negotiable rental rate. Tufco paid total rent of $111,060 to the partnership that is the lessor of this facility for fiscal year 1998. Tufco believes that the terms of this lease are at least as favorable to Tufco as could have been obtained from an unaffiliated party.

     Tufco has made interest-free advances to Messrs. Bero and Garland and two other former stockholders of Tufco Industries, Inc., to purchase life insurance policies on their lives. The policies are collectively assigned to Tufco as security for the advances. As of September 30, 1998, the only outstanding advances in excess of $60,000 were $150,247 to Mr. Garland and $80,770 to Mr. Bero.

     Upon completion of the acquisition of Executive Converting Corporation in January 1994, Tufco amended an agreement with Bradford Ventures, Ltd. ("Bradford"), an affiliate of Bradford Venture Partners, L.P. ("BVP"), a stockholder of Tufco, and Mr. Simon, under which Bradford provides various financial consulting services to Tufco for an initial term of ten years, with successive automatic renewal terms of one year each unless terminated by either party. Under this agreement, Bradford has assisted Tufco in structuring its initial public offering and the Executive Converting Corporation acquisition and restructuring its long-term obligations. Tufco expects to use the services of Bradford in the future for similar services as well as in any major transaction, such as loans, subsequent public offerings and acquisitions. Tufco is obligated to pay Bradford an annual fee of $239,245 under the agreement, subject to a 5% annual increase, plus reasonable out-of-pocket expenses. During fiscal year 1998, Tufco paid Bradford $239,245 in fees. Tufco believes that the terms of the agreement with Bradford are at least as favorable to Tufco as could be obtained from an unaffiliated party.

                               PERFORMANCE GRAPH

     SEC rules require the presentation of a line graph comparing, over a period of five years (or such shorter period that a class of securities has been registered under Section 12 of the Securities Exchange Act of 1934), the cumulative total stockholder return to a performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by Tufco.

     The graph below compares the performance of Tufco's common stock with the performance of the NASDAQ Market Index and the MG Paper Products Group Index from January 21, 1994, when Tufco's common stock became publicly traded, through September 30, 1998. The comparison assumes $100 was invested on January 21, 1994 in Tufco's common stock and in each of the aforementioned indices and assumes reinvestment of dividends.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG TUFCO TECHNOLOGIES, INC.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX
[PERFORMANCE GRAPH]

                                                       TUFCO
               MEASUREMENT PERIOD                  TECHNOLOGIES,        MG GROUP           NASDAQ
             (FISCAL YEAR COVERED)                      INC.             INDEX          MARKET INDEX
01/21/94                                                    100.00            100.00            100.00
9/30/94                                                      61.54             94.56             99.24
9/30/95                                                      48.72             99.90            120.49
9/30/96                                                      64.10             96.28            140.67
9/30/97                                                     106.41            109.94            191.20
9/30/98                                                      71.79             71.97            198.70

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the common stock as of January 15, 1999 by (1) each person known by Tufco to own beneficially more than 5% of its outstanding common stock, (2) each current director of Tufco, (3) each current named executive officer, and (4) all current directors and current named executive officers of Tufco as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual's spouse. The individual or entity has sole voting and investment power as to shares shown or, in the case of the individual, such power is shared with the individual's spouse.

     Certain of the shares listed below are deemed to be owned beneficially by more than one stockholder under SEC rules. Accordingly, the sum of the ownership percentages listed exceeds 100%.

                                                              AMOUNT AND NATURE OF   PERCENT OF
                                                              BENEFICIAL OWNERSHIP     CLASS
                                                              --------------------   ----------
OVER 5% STOCKHOLDERS
Robert J. Simon(1)(2)(3)(6)(7)..............................       2,634,543           55.6%
Barbara M. Henagan(1)(2)(3)(5)..............................       2,629,345            55.5
Bradford Venture Partners, L.P.(1)(2).......................       1,909,870            40.3
Overseas Equity Investors Partners(3)(4)(8).................         709,870            15.0
OTHER DIRECTORS AND EXECUTIVE OFFICERS
Patrick J. Garland(9)(10)...................................         188,841             4.0
Samuel J. Bero(11)(12)......................................         206,000             4.3
Louis LeCalsey III(13)......................................         129,374             2.7
C. Hamilton Davison, Jr.(7).................................          13,842            *
Edward A. Leinss(7).........................................          19,605            *
William J. Malooly(7).......................................          13,000            *
Gregory L. Wilemon(14)......................................          36,202            *
Directors and Executive Officers as a Group (8
  persons)(1)(3)(15)........................................       3,241,407            68.4

---------------

  *  Less than one percent.

 (1) The amounts shown for Mr. Simon and Ms. Henagan include the shares owned of record by BVP, as to which they may be deemed to share beneficial ownership due to their having voting and dispositive power over such shares. Bradford Associates, a general partnership of which such two persons are the partners, is the sole general partner of BVP and, as such, holds a 1% interest in that partnership.

 (2) The address of the stockholder is 44 Nassau Street, Princeton, New Jersey 08542.

 (3) The amounts shown for Mr. Simon and Ms. Henagan includes the shares owned of record by Overseas Equity Investors Partners ("OEIP"), as to which they may be deemed to share beneficial ownership due to their having voting power over such shares. Mr. Simon serves as Chairman of the Board of Directors of the corporation that acts as the managing partner of OEIP. Bradford Associates holds a 1% partnership interest in OEIP, which may increase upon the satisfaction of certain contingencies related to the overall performance of OEIP's investment portfolio, and also acts as an investment advisor for OEIP.

 (4) OEIP holds non-voting common stock of Tufco. Non-voting common stock is not entitled to vote on any matters except as a separate class on any amendment to the Tufco's Certificate of Incorporation adversely affecting OEIP's rights. The non-voting common stock is substantially equivalent to the common stock except for voting rights and the fact that non-voting common stock is convertible into common stock at any time on a one-for-one basis. Therefore, OEIP is deemed to be a beneficial owner of the common stock for purposes of the ownership table and, accordingly, the ownership percentage of OEIP reflects OEIP's stock ownership as if the non-voting common stock was converted into common stock. OEIP is the sole holder of non-voting common stock of Tufco.

 (5) The amount shown for Ms. Henagan includes 3,842 shares that she owns of record as trustee under two trusts for the benefit of a nephew and a niece of Ms. Henagan.

 (6) The stockholder is also a director of Tufco.

 (7) The amount shown includes 10,000 shares that may be acquired under options that are currently exercisable.

 (8) The address of the stockholder is Clarendon House, Church Street, Hamilton 5-31, Bermuda.

 (9) The amount shown includes 8,000 shares that may be acquired under options that are currently exercisable.

(10) The address of the stockholder is 3319 Capri Court, Green Bay, Wisconsin 54301.

(11) The amount shown includes 6,000 shares that may be acquired under options that are currently exercisable.

(12) The address of the stockholder is 3322 New Plank Road, DePere, WI 54115.

(13) The amount shown includes 49,712 shares that may be acquired under options that are currently exercisable.

(14) The amount shown includes 27,685 shares that may be acquired under options currently exercisable.

(15) The amount shown includes an aggregate of 131,397 shares that may be acquired under options that are currently exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Tufco's officers and directors, and persons who own more than 10% of a registered class of Tufco's equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish Tufco with copies of all Section 16(a) forms they file.

     Based solely upon a review of the reports furnished to Tufco with respect to fiscal year 1998, no person failed to disclose on a timely basis reports required by Section 16(a).

              PROPOSAL TWO -- RATIFICATION OF INDEPENDENT AUDITORS

     The stockholders are asked to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30,1999. The selection was based upon the recommendation of the Audit Committee.

     Representatives of Deloitte & Touche LLP will be available by teleconference at the annual meeting to respond to appropriate questions from stockholders and to make a statement if they desire.

     Adoption of Proposal Two requires approval by the holders of a majority of shares of common stock present in person or represented by proxy, and entitled to vote at the annual meeting. Abstentions may be specified on this proposal to ratify the selection of the independent auditors. Abstentions will be considered present and entitled to vote at the annual meeting but will not be counted as votes cast in the affirmative. Abstentions will have the effect of a negative vote for this proposal to ratify the selection of the independent auditors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR FISCAL 1999.

                             STOCKHOLDER PROPOSALS

     A proper proposal submitted by a stockholder for presentation at Tufco's 2000 annual meeting and received by Tufco's corporate secretary at Tufco's principal executive office no later than October 10, 1999 will be included in the Proxy Statement and Proxy related to the 2000 annual meeting.

                                 OTHER BUSINESS

     Tufco's management knows of no other business that will be presented at the annual meeting. If other matters requiring a vote of the stockholders properly comes before the annual meeting, the persons authorized under the Proxies will vote and act according to their best judgment.

                                    EXPENSES

     The expense of preparing, printing, and mailing proxy materials to Tufco's stockholders will be borne by Tufco. In addition to the solicitation of Proxies by use of the mail, Proxies may be solicited personally or by telephone or facsimile by directors, officers and regularly engaged employees of Tufco, none of whom will receive additional compensation therefor. Brokerage houses, nominees and other similar record holders will be requested to forward proxy materials to the beneficial owners of the common stock and will be reimbursed by Tufco upon request for their reasonable out-of-pocket expenses.

                                 ANNUAL REPORT

     Tufco has provided without charge a copy of the Annual Report to Stockholders for fiscal year 1998 to each person being solicited by this Proxy Statement. UPON THE WRITTEN REQUEST BY ANY PERSON BEING SOLICITED BY THIS PROXY STATEMENT, TUFCO WILL PROVIDE WITHOUT CHARGE A COPY OF THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS, FOR WHICH A REASONABLE CHARGE SHALL BE IMPOSED). All such requests should be directed to: Gregory L. Wilemon, Corporate Secretary, Tufco Technologies, Inc., 4800 Simonton Road, Dallas, Texas 75244.

                            TUFCO TECHNOLOGIES, INC.
                 ANNUAL MEETING OF STOCKHOLDERS, MARCH 16, 1999
                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                            TUFCO TECHNOLOGIES, INC.

         The undersigned hereby appoints ROBERT J. SIMON and GREGORY L. WILEMON, and each of them, jointly and severally, as proxies, each with full power of substitution, to vote all of the undersigned's shares of Common Stock held of record on February 1, 1999, at the 1999 Annual Meeting of Stockholders or at any postponements or adjournments thereof.

1. ELECTION OF DIRECTORS
   [ ] FOR all nominees listed below (except as marked below to the contrary)
   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below
(Samuel J. Bero, C. Hamilton Davison, Jr., Patrick J. Garland, Louis LeCalsey III, Edward A. Leinss, William J. Malooly and Robert J. Simon)

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME ABOVE.

2. RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR.

        [ ] FOR                   [ ] AGAINST               [ ] ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

This Proxy, when properly executed, will be voted in accordance with the directions made on the reverse side. If no direction is made, this Proxy will be voted FOR the first two proposals. The proxies will vote with respect to the third proposal according to their best judgment.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.




                                  Dated                              , 1999
                                        -----------------------------

                                  -----------------------------------------
                                  Signature

                                  -----------------------------------------
                                  Signature if shares held in more than one name

                                  Please sign exactly as name appears below.
                                  When shares are held in more than one name, all parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.